McGuireWoods LLP
Bank of America Tower
50 North Laura Street
Suite 3300
Jacksonville, FL  32202-3661


                               September 25, 2000


The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts  01581-5108


Ladies and Gentlemen:

         We hereby consent to the reference to us under the caption "Counsel" in the Statement of Additional Information that relates to your Florida Municipal Bond Fund concerning Florida taxes and the description of special considerations relating to Florida Municipal Securities included in Post-Effective Amendment No. 50 to your Registration Statement on Form N-1A (No.33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.

                                                     Very truly yours,


                                                     /s/McGuireWoods LLP
                                                     -------------------
                                                     McGuireWoods LLP